Exhibit 99.1

13700 Reptron Blvd. • Tampa, FL 33626-3046 • 813.854.2000

Contact:	Charles L. Pope
Chief Financial Officer
(813) 854-2000
cpope@reptron.com

FOR IMMEDIATE RELEASE

REPTRON ELECTRONICS, INC. REPORTS

FIRST QUARTER 2005 FINANCIAL RESULTS

Tampa, Florida, May 10, 2005 — Reptron Electronics, Inc. (OTCBB: RPRN), an electronics manufacturing services company, today reported financial results for its first quarter ended March 31, 2005.

Reptron recorded first quarter 2005 net sales from continuing operations of $34.8 million, a 2.2% decline from the same period a year ago, which included the one month ended January 31, 2004 (Predecessor Company) and the two months ended March 31, 2004 (Reorganized Company), and a 3.6% decrease from the fourth quarter of 2004. The Company recorded a first quarter 2005 loss from continuing operations totaling $1.5 million, or $0.29 per fully diluted share. The Company recorded a loss from continuing operations during the first quarter of 2004 totaling $1.0 million, or $0.20 per fully diluted share excluding reorganization gain and expenses, net of related income tax effect. During 2004, Reptron also recorded additional activity from its 2003 discontinued operations, reorganization costs and a reorganization gain on debt discharge net of the related income tax effect, which collectively resulted in net earnings of $1.6 million. These items when combined with the results from continuing operations resulted in first quarter 2004 net earnings of $0.6 million. The earnings per share calculated for the period ending March 31, 2004 are based only on the five million shares outstanding of the reorganized company.

“As in most previous years, our first quarter sales declined from the fourth quarter as our customer base typically has higher demands in the fourth quarter,” stated Paul J. Plante, Reptron’s President and CEO. Plante continued, “The gross profit percentage earned in the first quarter of 2005 totaled 11.0% which was 110 basis points higher than the same period last year and a 80 basis point sequential improvement from the 10.2% gross margin recorded in the fourth quarter of 2004.”

Plante concluded, “Though start up costs associated with new customers and new programs continued to negatively impact our first quarter operating results, I believe these costs will result in increased revenue and margin associated with these new programs in the second quarter.”

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Reptron Reports First Quarter 2005 Financial Results

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As previously reported, Reptron sold certain identified assets of its electronic components distribution division on June 13, 2003. Additionally, the Company sold certain assets of its memory module division on October 27, 2003. The 2003 results have been adjusted to reflect the remaining operations while segregating and summarizing the electronic components distribution and memory module divisions as discontinued operations.

Reptron filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code on October 28, 2003. The Plan of Reorganization was confirmed by the U.S. Bankruptcy Court on January 14, 2004 and became effective on February 3, 2004 allowing the Company to emerge from bankruptcy. Expenses incurred through the reorganization process have been segregated and summarized as Reorganization Costs. Additionally, the difference between the fair market value of new common stock issued and new debt issued when compared to the debt discharged as outlined in the Plan of Reorganization has been summarized as a Reorganization Gain on Debt Discharge. Also, as a result of the reorganization, January 2004 operations are presented as “Predecessor” while the two-month period ended March 31, 2004 is presented as “Reorganized.” The accompanying financial tables provide financial information relative to these periods. However, for discussion purposes, the three months of operations ending March 31, 2004 have been combined and are collectively referred to as continuing operations for the “quarter ended.”

Reptron Electronics Inc. has scheduled a conference call for 9:00 a.m. (EDT), May 11, 2005 to discuss the Company’s financial performance. Shareholders, members of the media and other interested parties may participate in the call by dialing 1-888-793-1858 or 1-517-308-9016 for international callers and entering access code 2136386. This call is being web cast and can be accessed at the Company’s website at www.reptron.com where it will be archived through June 11, 2005. This web cast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com). A telephone replay of the call will be available through June 11, 2005 by dialing 1-886-489-8058 from the U.S., or 1-203-369-1683 from international locations and entering access code 2136386.

About Reptron

Reptron Electronics, Inc. is a leading electronics manufacturing services company providing engineering services, electronics manufacturing services and display integration services. Reptron Manufacturing Services offers full electronics manufacturing services including complex circuit board assembly, complete supply chain services and manufacturing engineering services to OEMs in a wide variety of industries. Reptron Outsource Manufacturing and Design provides value-added display design engineering and system integration services to OEMs. For more information, please access www.reptron.com.

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Reptron Reports First Quarter 2005 Financial Results

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Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Certain of the above statements contained in this press release, are forward-looking statements that involve a number of risks and uncertainties.. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: Long-term effect of the Company’s bankruptcy proceedings, business conditions and growth in the Company’s industry and in the general economy; competitive factors; risks due to shifts in market demand; risks inherent with predicting revenue and earnings outcomes; uncertainties involved in implementing improvements in the manufacturing process; and the risk factors listed from time to time in the Company’s reports filed with the Securities and Exchange Commission as well as assumptions regarding the foregoing. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “should,” “appear,” “optimism” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

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REPTRON ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Reorganized Company Three Months Ended March 31, 2005	Predecessor Company One Month Ended January 31, 2004	Reorganized Company Two Months Ended March 31, 2004
Net Sales	$34,757	$12,368	$23,187
Cost of goods sold	30,935	11,479	20,545

Gross profit	3,822	889	2,642
Selling, general and administrative expenses	4,428	1,447	2,552

Operating income (loss)	(606)	(558)	90
Other income (expense):
Interest expense, net	(841)	(61)	(457)
Reorganization gain on debt discharge	—	3,517	—
Reorganization costs	(4)	(853)	—

Total other income (expense)	(845)	2,603	(457)

Earnings (loss) before income taxes	(1,451)	2,045	(367)
Income tax provision	—	777	—

Earnings (loss) from continuing operations	(1,451)	1,268	(367)
Discontinued operations
Earnings (loss) from discontinued operations	—	(507)	—
Income tax benefit	—	193	—

Earnings (loss) on discontinued operations	—	(314)	—

Net earnings (loss)	$(1,451)	$954	$(367)

Net earnings (loss) from continuing operations per common share - basic and diluted:	$(0.29)	$0.20	$(0.07)
Net earnings (loss) from discontinued operations per common share - basic and diluted:	$—	$(0.05)	$—

Net earnings (loss) per common share - basic and diluted	$(0.29)	$0.15	$(0.07)

Weighted average Common Stock equivalent shares outstanding - basic and diluted	5,000,000	6,417,196	5,000,000

REPTRON ELECTRONICS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	Reorganized Company March 31, 2005	Reorganized Company December 31, 2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$370	$227
Restricted Cash	758	1,014
Account receivable - trade, net	16,510	14,569
Inventories, net	21,038	19,774
Prepaid expenses and other	782	826

Total current assets	39,458	36,410

PROPERTY, PLANT & EQUIPMENT – NET	21,025	21,770
GOODWILL, NET	12,172	12,172
OTHER INTANGIBLE ASSETS, NET	3,699	3,855
DEFERRED INCOME TAX	1,914	1,902
OTHER ASSETS	83	83

TOTAL ASSETS	$78,351	$76,192

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable – trade	$14,696	$12,885
Accrued expenses	4,215	5,049
Note payable to bank	13,158	10,431
Current portion of long-term obligations	380	380

Total current liabilities	32,449	28,745

SENIOR SECURED NOTES	30,000	30,000
LONG-TERM OBLIGATIONS, less current portion	3,267	3,361

SHAREHOLDERS’ EQUITY
Preferred Stock - authorized 15,000,000 shares of $.10 par value; no shares issued	—	—
Common Stock - authorized 50,000,000 shares of $.01 par value; issued and outstanding, 5,000,000 and 5,000,000 shares, respectively	50	50
Additional paid-in capital	15,725	15,725
Accumulated deficit	(3,140)	(1,689)

TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)	12,635	14,086

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$78,351	$76,192